Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2022)

Subsidiary	Jurisdiction	Assumed Names

U.S. Entities
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California	LKQ Pick Your Part Chula Vista
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
AutoTech Fund I L.P. (8.25% stake)	Delaware
AutoTech Fund II L.P. (6.66% stake)	Delaware
AutoTech Fund III L.P. (8.55% stake)	Delaware
Central Basin Insurance Company	Tennessee
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel; Chrome Enhancements; Elitek Vehicle Services; Green Bean Battery; Auto Data Labels; All Factory Wheels; Wheel Fix It; Auto Parts Outlet
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; LKQ International Sales; LKQ Pick Your Part; LKQ Auto Parts of Central Texas
LKQ Central, Inc.	Delaware	LKQ Auto Parts of Lincoln; LKQ of NW Arkansas; Mabry Auto Salvage
LKQ Corporation	Delaware
LKQ Delaware LLP	Delaware
LKQ Foster Auto Parts, Inc.	Oregon	LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ of Eastern Idaho; LKQ Heavy Truck
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware	LKQ Smart Parts; LKQ Heavy Truck
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks; Ernie's Auto Enterprises; LKQ Heavy Truck
LKQ Pick Your Part Central, LLC	Delaware	LKQ Pull N Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts; LKQ Pick Your Part; LKQ Heavy Truck
LKQ Pick Your Part Midwest, LLC	Delaware	LKQ Pick Your Part

Subsidiary	Jurisdiction	Assumed Names
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Pick Your Part; LKQ Pick Your Part - Baton Rouge
LKQ Receivables Finance Company, LLC	Delaware
LKQ Southeast, Inc.	Delaware	LKQ Fort Myers; LKQ Gulf Coast; LKQ Pick Your Part; LKQ Melbourne; LKQ North Florida; LKQ West Florida; LKQ of North Louisiana; LKQ Heavy Truck Jackson; LKQ Crystal River; LKQ Heavy Truck; LKQ Service Center of Crystal River
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
Motorhomey, L.P. (54.75% stake)	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Pick Your Part
Redding Auto Center, Inc.	California	LKQ Auto Sales of Rancho Cordova; LKQ Specialized Parts of Northern California
Rydell Motor Company, LLC (1% stake)	Iowa
Warn Industries, Inc.	Delaware	Fab Fours; Fabtech Motorsports

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
A28 Autocombinatie B.V.	Netherlands
Alfa Paints B.V.	Netherlands
Annex-Technik GmbH (subsidary of PV Automotive GmbH)	Germany
AP Logistics Belgie NV	Belgium
AP-Logistics B.V.	Netherlands
Aquafax Limited	England & Wales
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
A.S.A.P. Supplies Limited	England & Wales
ATK Canada Inc.	Canada (Federal)
ATR International AG (20% subsidary of Auto-Teile-Ring)	Germany
Auto-Teile-Ring-GmbH (37.5% stake)	Germany
Atracco AB	Sweden
ATRACCO AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Auto Kelly Bulgaria EOOD	Bulgaria
Automotive Academy B.V.	Netherlands
Automotive Data Services Limited	England & Wales
Blue Moose Holdings Ltd.	England & Wales
BRUNN GmbH (subsidary of PV Automotive GmbH)	Germany
Car Parts 4 Less Limited	England & Wales
Car Systems B.V.	Netherlands
Caruso GmbH	Germany
Commercial Parts UK Holdco Limited (25% stake)	England & Wales
Digraph Transport Supplies Limited (subsidiary of Commercial Parts UK Holdco Limited)	England & Wales
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France
Elit Group GmbH	Switzerland
Elit Kar OOD (20% stake)	Bulgaria
ELIT Polska Sp. z o.o.	Poland
ELIT ROMANIA Piese Auto Originale S.R.L.	Romania
ELIT-UKRAINE LLC	Ukraine
EMOTIVE GmbH	Switzerland
ERA S.r.l.	Italy
Euro Car Parts Ireland Limited	Ireland

Subsidiary	Jurisdiction	Assumed Names
Euro Car Parts Limited	England & Wales
Euro Car Parts Nordic AB	Sweden
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Fource Automotive B.V.	Netherlands
Fource B.V.	Netherlands
Fource Holding B.V.	Netherlands
Fource Services B.V.	Netherlands
HAMU Automaterialen B.V.	Netherlands
Heuts Beheer B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services BV (Van Heck Interpieces NV 99.9% share & Fource Holding B.V. 0.1%)	Belgium
In2 Developments Limited	England & Wales
In2 Management Group Limited	England & Wales
IPAR Industrial Partners B.V.	Netherlands
inSiamo Scarl (26.58% stake)	Italy
J. Elmer s.r.o.	Czech Republic
Karkraft (N.I.) Limited	Northern Ireland
KARSTORPS BILDEMONTERING Aktiebolag	Sweden
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
LÁNG Kft.	Hungary
LKQ Belgium BV	Belgium
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ CZ s.r.o.	Czech Republic
LKQ Europe GmbH	Switzerland
LKQ European Holdings B.V.	Netherlands
LKQ European Services B.V.	Netherlands
LKQ German Holdings GmbH	Germany
LKQ India Private Limited	India
LKQ Italia S.r.l.	Italy
LKQ Italia Bondco GP S.r.l.	Italy
LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l. e C. S.A.P.A. (99.9% LKQ Italia S.r.l., 0.1% LKQ Italia Bondco GP S.r.l.)	Italy
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ Polska Sp. z o.o.	Poland
LKQ (Shanghai) Auto Parts Co., Ltd.	China
LKQ SK s.r.o.	Slovakia
Marine Mart Limited	England & Wales
Märkesdemo AB (37.92% stake)	Sweden

Subsidiary	Jurisdiction	Assumed Names
Mätorit Data Aktiebolag	Sweden
Mekonomen AB (26.5% stake)	Sweden
Midland Chandlers Limited	England & Wales
Milano Distribuzione 2 S.r.l.	Italy
Motorparts S.r.l.	Italy
M.P.M. International Oil Company B.V.	Netherlands
Neimcke AT GmbH & Co. KG (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke AT Verwaltungs GmbH (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke Geschaftsfuhrungs-und Verwaltungs GmbH (74% stake)	Germany
Neimcke GmbH & Co. KG (74% stake)	Germany
Neimcke Holding GmbH (subsidiary of Neimke GmbH & Co. KG)	Germany
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nova Leisure Limited	England & Wales
NPR Auto Trading Limited	Ireland
NTP/Stag Canada Inc.	Canada (Federal)
Örebro Bildemontering Aktiebolag	Sweden
OPTIMAL Automotive GmbH	Germany
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret Ltd. (95% subsidary of subsidary of Optimal Automotive GmbH)	Turkey
Optimal Otomotiv Dis Ticaret Ltd. (subsidary of subsidary of Optimal Automotive GmbH)	Turkey
Optimalrecambio Cia Ltda. (51% subsidary of Optimal Recambios S.L)	Ecuador
Optimal Recambios S.L. (26.4% subsidary of subsidary of Optimal Automotive GmbH)	Spain
Otogros B.V.	Netherlands
Partslife GmbH (2.27% subsidary of PV Automotive GmbH)	Germany
Pika Autoteile GmbH	Germany
PV Automotive GmbH (66.67% stake)	Germany
PV Technik GmbH (subsidary of PV Automotive GmbH)	Germany
Q-Parts24 GmbH & Co. KG (51% subsidary of Optimal Automotive GmbH)	Germany
Q-Parts24 Verwaltungs GmbH (subsidary of Q-Parts24 GmbH & Co. KG)	Germany
Recopart AB	Sweden
Rhiag Group GmbH	Switzerland
Rhiag - Inter Auto Parts Italia S.r.l.	Italy
Rijsbergen Automotive B.V.	Netherlands
SiM Impex d.o.o.	Bosnia and Herzegovina

Subsidiary	Jurisdiction	Assumed Names
Stahlgruber Beteilligungsgesellschaft mbH	Germany
STAHLGRUBER d.o.o.	Croatia
Stahlgruber - B.M. S.r.l.	Italy
Stahlgruber Gesellschaft m.b.H.	Austria
Stahlgruber GmbH	Germany
Stahlgruber Holding GmbH	Germany
Stahlgruber trgovina d.o.o. (51% stake)	Croatia
Stahlgruber trgovina d.o.o.	Slovenia
Stichting AutoFirst Nederland	Netherlands
Upplands bildemontering AB	Sweden
Vanesch Verf Groep B.V.	Netherlands
Vanesch Verf Nederland B.V.	Netherlands
Van Heck Interpieces B.V.	Belgium
Van Heck Interpieces France S.A.S.	France
Van Heck Vastgoed B.V.	Netherlands
Vakgarage Franchise B.V.	Netherlands
Vakgarage Projekten B.V.	Netherlands
Vakgarage Professional B.V.	Netherlands
Växjö Lackcenter AB	Sweden
VEGE AUTOMOTIVE SPAIN, S.L.U.	Spain
VEGE COM S.A.R.L. (subsidary of VEGE Moteurs S.A.)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE Moteurs S.U.A.R.L.	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
Verfhandel Willy Pijnenborg B.V.	Netherlands
Widells Bilplåt Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico